SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Soliciting Material Under Rule 14a-12
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials

TREDEGAR CORPORATION
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: ———————————————————————————————————————
(2)	Aggregate number of securities to which transaction applies: ———————————————————————————————————————
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

———————————————————————————————————————
(4)	Proposed maximum aggregate value of transaction: ———————————————————————————————————————
(5)	Total fee paid: ———————————————————————————————————————

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ———————————————————————————————————————
(2)	Form, Schedule or Registration Statement No.: ———————————————————————————————————————
(3)	Filing Party: ———————————————————————————————————————
(4)	Date Filed: ———————————————————————————————————————

1100 Boulders Parkway
Richmond, Virginia 23225

Annual Meeting of Shareholders

March 25, 2005

To Our Shareholders:

                We invite you to attend the Annual Meeting of Shareholders to be held at the Jepson Alumni Center of the University of Richmond, 49 Crenshaw Way, Richmond, Virginia, on Thursday, April 28, 2005, at 9:30 a.m., Eastern Daylight Time. A formal notice of the meeting, a proxy statement and a proxy form are enclosed. You are being asked to elect directors and ratify the appointment of Tredegar’s independent registered public accounting firm for the coming year and conduct any other business properly raised at the meeting.

                Please complete, sign, date and return the enclosed proxy form promptly, regardless of whether you plan to attend the meeting, using the enclosed self-addressed, stamped envelope. You may still vote in person at the meeting, even if you return the proxy.

                We are also pleased to offer you the option to receive future proxy statements and annual reports electronically through the Internet. You can sign up for this service by checking the appropriate box and providing your e-mail address on your proxy card. Receiving these materials through the Internet is not only convenient, but also a cost-effective alternative to printing and mailing. We hope you will take advantage of this service if you have Internet access.

                On behalf of our Board of Directors, I thank you for your continued interest in and support of Tredegar.

Sincerely yours,

John D. Gottwald
Chairman of the Board

TREDEGAR CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Thursday, April 28, 2005, at 9:30 a.m.

PLACE:	Jepson Alumni Center
University of Richmond
49 Crenshaw Way
Richmond, Virginia 23173
(see directions on reverse)

ITEMS OF BUSINESS:	1.	To elect three directors to serve until the 2008 annual meeting and until their successors are elected;

	2.	To ratify the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

	3.	To conduct any other business properly raised at the annual meeting or any adjournments thereof.

WHO MAY VOTE:	You may vote if you were a shareholder of record on March 7, 2005.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about March 25, 2005.

By Order of the Board of Directors

W. Hildebrandt Surgner, Jr., Secretary

PROXY STATEMENT for ANNUAL MEETING OF SHAREHOLDERS TREDEGAR CORPORATION To be held April 28, 2005 Approximate date of mailing—March 25, 2005

VOTING INFORMATION

The Board of Directors (the “Board”) of Tredegar Corporation, a Virginia corporation (“Tredegar”), is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, April 28, 2005. This proxy statement and proxy form contain information about the items you will be voting on at the annual meeting.

Who may vote?

You may vote if you owned shares of Tredegar common stock on March 7, 2005, the date established by the Board for determining shareholders entitled to vote at the annual meeting. On that date, there were 38,629,894 outstanding shares of Tredegar common stock. Each share of Tredegar common stock is entitled to one vote.

What are the proposals shareholders will be voting on at the annual meeting?

You will be voting on the following:

•	The election of three directors;

•	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	Any other business properly raised at the annual meeting or any adjournments thereof.

How do I vote my shares? You may vote your shares as follows:

1.	You may vote in person at the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy.

2.	You may vote by mail by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope provided.

What constitutes a quorum for the annual meeting?

A quorum is a majority of the outstanding shares of Tredegar common stock, present in person or represented by proxy at the annual meeting. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter at the annual meeting are included in determining the number of shares present. Shares held of record by a broker or its nominee that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present. A quorum is necessary to conduct business at the annual meeting.

What are my voting choices when voting on the director nominees?

In the vote on the election of Tredegar’s director nominees, you may:

                1.             vote for all nominees;

                2.             vote to withhold votes as to all nominees; or

                3.             vote to withhold a vote as to one or more specific nominees.

A nominee is elected to the Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Signing and returning your proxy card will constitute a vote “for” all of the nominees unless your proxy specifies that you are withholding authority to vote for any of the nominees. Any votes withheld will not be counted in determining the number of votes cast. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

What are my voting choices when voting on the ratification of the appointment of PwC as Tredegar’s independent registered public accounting firm?

In voting on the ratification of the appointment of PwC as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2005, you may:

                1.             vote for the ratification of the appointment of PwC;

                2.             vote against the ratification of the appointment of PwC; or

                3.             abstain from voting on the ratification of the appointment of PwC.

The ratification of the appointment of PwC as Tredegar’s independent registered public accounting firm requires that the number of votes cast “for” the ratification exceed the number of votes cast “against” the ratification.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS TREDEGAR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

Will my shares be voted if I do not return my proxy?

If you are a Tredegar shareholder whose stock is registered directly in your name with National City Bank, Tredegar’s transfer agent, your shares will only be voted if National City Bank receives specific voting instructions from you.

If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” The election of directors and the ratification of the appointment of the independent registered public accounting firm are routine matters on which brokers are permitted to vote on behalf of their clients if no voting instructions are furnished.

The rules of the New York Stock Exchange, however, do not permit your broker to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.”

Can I change or revoke my vote?

Anyone giving a proxy may change or revoke it at any time before it is voted. A proxy can be changed or revoked by voting in person at the annual meeting, delivering another later dated proxy, or notifying Tredegar’s Corporate Secretary in writing that you want to change or revoke your proxy. Attendance at the annual meeting will not itself revoke a proxy. All signed proxies that have not been revoked will be voted at the annual meeting. If your proxy contains any specific instructions, they will be followed.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, National City Bank, and to vote all your shares you will need to sign and return all proxy cards. We encourage you to consolidate your accounts in the same name and address whenever possible. Please contact our transfer agent at 1-800-622-6757 for additional information.

Who pays for the solicitation of proxies?

Tredegar will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. The Altman Group, Inc. (“Altman”) has been engaged to solicit proxies from brokers, nominees, fiduciaries and other custodians. Tredegar will pay Altman $4,500 for its services and will reimburse Altman for its out-of-pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Altman against any losses arising out of that firm’s proxy soliciting services on behalf of Tredegar.

May shareholders ask questions at the annual meeting?

Yes.  At the end of the annual meeting, representatives of Tredegar will answer questions from shareholders.

Will Tredegar’s directors be present at the annual meeting?

Yes.  It is Tredegar’s policy that our directors attend the annual meeting of shareholders.

Is it possible to receive future mailings electronically?

Yes.  If you are interested in receiving future shareholder communications electronically rather than receiving paper copies, please check the appropriate box and provide your e-mail address on your proxy card. When future shareholder communications become available, you will receive an e-mail letting you know that you may access and download documents from Tredegar’s website at www.tredegar.com.

ELECTION OF DIRECTORS

                The Board is divided into three classes of directors. Each class of directors serves for three years. The term for each class is staggered so that one class is elected at each annual meeting. Due to a variety of circumstances, the terms of the directors could vary and the classes of directors may change if a director is elected for less than a three-year term. The Board intends to decrease the number of directors to nine, effective at the 2005 annual meeting, as described below.

                Mr. Horst R. Adam has been nominated for election to the Board upon the recommendation of the Nominating and Governance Committee. Mr. Adam was recommended for nomination by a non-management director. The terms of four of the present directors, Ms. Phyllis Cothran and Messrs. Floyd D. Gottwald, Jr., Norman A. Scher and R. Gregory Williams will expire at the 2005 annual meeting. Upon the recommendation of the Nominating and Governance Committee, Messrs. Norman A. Scher and R. Gregory Williams, along with Mr. Adam, have been nominated by the Board for election at the 2005 annual meeting for terms expiring at the 2008 annual meeting. Ms. Phyllis Cothran and Mr. Floyd D. Gottwald, Jr., will retire from Tredegar’s Board upon the expiration of their current terms at the 2005 annual meeting. They are therefore not being nominated for re-election. Mr. Richard W. Goodrum has advised the Board of his intention to retire from the Board, effective at the 2005 annual meeting. Mr. Goodrum’s term is scheduled to expire at the 2006 annual meeting.

                Should all the nominees be elected to the Board of Tredegar, the director classes after the 2005 annual meeting will be as follows:

Class I Terms expiring at 2008 annual meeting	Class II Terms expiring at 2006 annual meeting	Class III Terms expiring at 2007 annual meeting

Horst R. Adam Norman A. Scher R. Gregory Williams	Austin Brockenbrough, III William M. Gottwald Richard L. Morrill	Donald T. Cowles John D. Gottwald Thomas G. Slater, Jr.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

TREDEGAR’S BOARD OF DIRECTORS

Following is certain information concerning the nominees and the directors whose terms of office will continue after the meeting:

[Insert Picture]

Horst R. Adam, 61

Entrepreneur in therapeutic medical devices, having served previously as President and Chief Executive Officer of Xoft microTube, Inc., a developer of micro-miniature x-ray tubes for the administration of electronic brachytherapy for cancer therapy from December 2002 until January 2005, and as President and Chief Executive Officer of EndoVasix, Inc., a developer of intra-vascular, catheter-based, laser-induced shock wave instrumentation to eliminate ischemia of the brain from November 1996 until December 2002. Nominated for a term expiring 2008.

[Insert Picture]

Austin Brockenbrough, III, 68

Managing Director and President of Lowe, Brockenbrough & Company, Inc., a private investment counseling firm, since 1970. Other directorship: Trustee of The Williamsburg Investment Trust, a registered management investment company. Director since 1993. Term expires 2006.

[Insert Picture]

Donald T. Cowles, 58

Consultant since 2001, having served previously as Senior Vice President, Construction and Distribution, of Reynolds Metals Company, an integrated producer of primary aluminum and aluminum products, and President, Reynolds Aluminum Supply Company, the metals distribution business of Reynolds Metals Company, from 1997 to 2001. Director since 2004. Term expires 2007.

[Insert Picture]

John D. Gottwald, 50

Chairman of the Board of Directors of Tredegar since September 10, 2001, having served previously as President and Chief Executive Officer of Tredegar from July 10, 1989 until September 10, 2001. Other directorship: Albemarle Corporation, a chemicals company (“Albemarle”). Director since 1989. Term expires 2007.

[Insert Picture]

William M. Gottwald, 57

Chairman of the Board of Directors of Albemarle since March 28, 2001, having served previously as Vice President, Corporate Strategy, of Albemarle from August 1996 until March 27, 2001. Other directorship: Albemarle. Director since 1997. Term expires 2006.

[Insert Picture]

Richard L. Morrill, 65

Chancellor of the University of Richmond since July 1, 1998, having served previously as Distinguished University Professor of Ethics and Democratic Values, University of Richmond, from July 1, 1998 until June 1, 2004. Other directorships: Albemarle and Trustee of The Williamsburg Investment Trust. Director since 1997. Term expires 2006.

[Insert Picture]

Norman A. Scher, 67

President and Chief Executive Officer of Tredegar since September 10, 2001, having served previously as Executive Vice President and Chief Financial Officer of Tredegar from July 10, 1989 until September 10, 2001. Other directorship: DIMON Incorporated, an international leaf tobacco merchant. Director since 1989. Term expires 2005.

[Insert Picture]	Thomas G. Slater, Jr., 61 Partner of Hunton & Williams LLP, a law firm, since 1976. Director since 1998. Term expires 2007.

[Insert Picture]	R. Gregory Williams, 53 President of CCA Financial Services, LLC, a technology leasing company, since 1984. Director since 2002. Term expires 2005.

                Messrs. John D. Gottwald and William M. Gottwald are brothers and are the sons of Floyd D. Gottwald, Jr. In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which Tredegar engages for legal services on a variety of matters.

                The Board has affirmatively determined that the following members of the Board are independent, as that term is defined under the general independence standards of the New York Stock Exchange listing standards and Tredegar’s Governance Guidelines: Ms. Phyllis Cothran (term expiring at the 2005 annual meeting of shareholders) and Messrs. Austin Brockenbrough, III, Donald T. Cowles, Richard W. Goodrum (retiring at the 2005 annual meeting of shareholders), Richard L. Morrill and R. Gregory Williams. The Board has also affirmatively determined that, assuming there are no changes in circumstances, Mr. Horst R. Adam is independent, as defined under the New York Stock Exchange listing standards and Tredegar’s Governance Guidelines. The Board has adopted, as part of Tredegar’s Governance Guidelines, categorical standards to assist it in making these independence determinations. All of the directors and the nominees identified as “independent” in this proxy statement meet these categorical standards, which are attached to this proxy statement as Annex A. A copy of the Governance Guidelines are published at Tredegar’s website at www.tredegar.com. Copies are also available in print to any shareholder upon request by directing the request to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary.

COMPENSATION OF DIRECTORS

Each member of the Board who was not an employee of Tredegar or any of its subsidiaries was paid $1,250 for attendance at each of the Board meetings held in 2004. Each director was paid $1,000 for each Board committee meeting attended during 2004, with the exception of the Investment Policy Committee. Each member of the Investment Policy Committee is paid $500 for each meeting attended. No meetings of the Investment Policy Committee were held during 2004. Each chairperson of a Board committee received an additional $250 for attendance at each meeting of his or her committee, with the exception of the Investment Policy Committee. A director who participated in a Board or committee meeting by telephone was paid $500 for each meeting in 2004, with the exception of a committee chairperson who received $750 for telephonic participation. In addition, during 2004, each director was paid a quarterly fee consisting of $4,000 and one hundred shares of Tredegar common stock.

                Effective January 1, 2005, each member of the Board who is not an employee of Tredegar or any of its subsidiaries will receive $1,500 for attendance at each Board meeting with respect to which such director participates. Each director who is a member of Tredegar’s Audit Committee, Executive Committee (non-employee directors only), Executive Compensation Committee and Nominating and Governance Committee (the “Committees”), including the chairperson of each such Committee, will receive $1,250 for attendance at each meeting of the Committee with respect to which such director participates.

                In addition to individual meeting fees, the chairpersons of such Committees will receive the following annual retainers, payable in equal quarterly installments commencing after their election to such position by the Board:

Audit Committee Chairperson	$5,000
Executive Compensation Committee Chairperson	$2,000
Nominating and Governance Committee Chairperson	$2,000

                Mr. John D. Gottwald does not receive the aforementioned retainer and meeting fees that are paid to members of Tredegar’s Board. As compensation for his advisory role to Tredegar, as well as service as Chairman of the Board, Mr. Gottwald receives a salary of $250,000. In addition, in August 2004, the Executive Compensation Committee, as administrator of Tredegar’s 2004 Equity Incentive Plan, approved a stock award of 12,000 shares of Tredegar common stock that will be awarded to Mr. Gottwald on August 31, 2005, but will be granted and vest immediately if Mr. Gottwald dies or becomes disabled or if there is a change of control of Tredegar before that date. The granting of this stock award, which reflects the significant contributions that Mr. Gottwald has made and is expected to continue to make to Tredegar, is contingent upon Mr. Gottwald’s continued service as Chairman through August 2005. The award was reviewed by the Board. For the reasons described above, Mr. Gottwald’s salary was also $250,000 in 2004 and 2003. He received no stock awards in those years.

Consulting Agreement with Richard W. Goodrum

                Tredegar had a consulting agreement with Mr. Richard W. Goodrum, who retired as Executive Vice President and Chief Operating Officer of Tredegar on March 31, 1996, which was terminated as of June 30, 2004. Under the terms of that agreement, Mr. Goodrum continued to serve on Tredegar’s Executive Committee and provided other services to Tredegar. From January 1, 2004 through the effective termination date, Mr. Goodrum received $10,000 under that agreement. Thereafter, he received the fees noted above for continued service on the Executive Committee.

BOARD MEETINGS AND MEETINGS OF NON-MANAGEMENT DIRECTORS

                There were six meetings of the Board held in 2004. Each director attended all six Board meetings, except Messrs. Richard W. Goodrum and R. Gregory Williams, who each was unable to attend one meeting. Each director attended all meetings held in 2004 of Board committees of which the director was a member.

                Tredegar’s non-management directors meet regularly in private session. The Board has determined that Mr. John D. Gottwald, Chairman, should chair all meetings of non-management directors, as provided in Tredegar’s Governance Guidelines. During these meetings, the chair has the power to lead the meeting, set the agenda and determine the information to be provided, but all non-management directors are encouraged to and do suggest topics for discussion and identify materials and other information for review. In addition, Tredegar’s independent members also meet as a group from time to time. The chairman of the Nominating and Governance Committee chairs the meetings of independent directors.

                Shareholders and other interested persons may contact the non-management directors (as a group) or the chairman (individually) in writing c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by submitting an e-mail to directors@tredegar.com. All such correspondence will be forwarded to the intended recipients, although Tredegar screens mail for security purposes.

BOARD COMMITTEES

                The following table provides an overview of the membership, responsibilities and number of meetings held in 2004 of all of the committees of the Board. Each of the Audit Committee, Executive Compensation Committee and Nominating and Governance Committee operates under a Charter approved by the Board. These Charters are available at Tredegar’s website, www.tredegar.com. Copies are also available in print to any shareholder upon request by directing the request to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary. Each of the committees periodically reviews its respective committee Charter and, if appropriate, recommends revisions thereto to the Board.

Committee and Members	Functions*	Number of Meetings

AUDIT: Phyllis Cothran Donald T. Cowles R. Gregory Williams**

Reviews and oversees financial reporting, policies, procedures and internal controls

Retains independent registered public accounting firm

Oversees activities of independent registered public accounting firm

Oversees internal audit function

Oversees legal and regulatory compliance and adherence to Tredegar’s Code of Conduct

Receives from and discusses with independent registered public accounting firm written disclosures as to independence

Prepares the audit committee report for inclusion in the annual proxy statement

Establishes procedures for complaints received regarding Tredegar’s accounting, internal accounting controls and auditing matters

		9

EXECUTIVE COMPENSATION: Austin Brockenbrough, III** Phyllis Cothran Richard L. Morrill	Approves corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives Determines and approves CEO compensation, including base salary and incentive awards Approves the salaries and incentive awards of executive officers Grants awards under Tredegar’s equity incentive plans (other than the Directors’ Stock Plan) Prepares the compensation committee report on executive compensation for inclusion in the annual proxy statement	4

*
Tredegar recommends that shareholders review the Charters for the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee, available at Tredegar’s website, www.tredegar.com, for a full description of the respective Committee’s responsibilities. Charters are also available in print, as noted above.

**	Committee Chairperson

Committee and Members	Functions*	Number of Meetings

EXECUTIVE: Richard W. Goodrum*** John D. Gottwald** William M. Gottwald*** Norman A. Scher	Acts on the Board’s behalf pursuant to Tredegar’s By-laws, except as limited by the Virginia Stock Corporation Act, and except with respect to the compensation of executive officers	7

INVESTMENT POLICY: Austin Brockenbrough, III** Donald T. Cowles Richard L. Morrill	Administers Tredegar’s Investment Conflict of Interest Policy	0

NOMINATING AND GOVERNANCE: Austin Brockenbrough, III Richard L. Morrill** R. Gregory Williams

Reviews the size and composition of the Board to ensure a balance of appropriate skills and characteristics

Develops criteria for director nominees

Recruits new directors, considers director nominees recommended by shareholders and others and recommends nominees for election as directors, all in accordance with the director selection criteria

Makes recommendations regarding term of office, classification and compensation of directors

Reviews Tredegar’s Code of Conduct, Governance Guidelines and other governance matters, and makes sure policies are properly communicated and consistently enforced

Makes recommendations regarding composition of Board committees

Recommends actions to increase Board’s effectiveness

Oversees the evaluation of the Board and management

		4

*
Tredegar recommends that shareholders review the Charters for the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee, available at Tredegar’s website, www.tredegar.com, for a full description of the respective Committee’s responsibilities. Charters are also available in print, as noted above.

**	Committee Chairperson

***	Mr. Goodrum resigned from the Executive Committee effective December 13, 2004. Upon his resignation, Mr. William M. Gottwald was appointed to this Committee to replace Mr. Goodrum.

Audit Committee Matters

                As noted above, Tredegar’s Audit Committee currently consists of Mr. R. Gregory Williams (Chairman), Ms. Phyllis Cothran and Mr. Donald T. Cowles. The functions of the Audit Committee are more fully described under “Report of the Audit Committee” below and in the Audit Committee Charter. Upon the recommendation of the Nominating and Governance Committee, the Board has determined that each of Tredegar’s Audit Committee members are independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of the New York Stock Exchange and in accordance with Tredegar’s Audit Committee Charter.

                The Board has determined that Ms. Phyllis Cothran and Mr. R. Gregory Williams are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board has further determined that each of the members of the Audit Committee is financially literate and that, as required by the New York Stock Exchange listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

                The Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent registered public accounting firm for any audit and permissible non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

                The Audit Committee oversees the quality and integrity of Tredegar’s financial reporting processes and its systems of internal accounting controls. Management is responsible for preparing Tredegar’s financial statements and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements. The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board.

                The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), Tredegar’s independent registered public accounting firm, regarding Tredegar’s audited 2004 consolidated financial statements. Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

                The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with PwC that firm’s independence from Tredegar.

                In reliance upon the Audit Committee’s discussions with management and PwC, and the Audit Committee’s review of the representation of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

Audit Committee:

R. Gregory Williams, Chairman
Phyllis Cothran
Donald T. Cowles

March 10, 2005

AUDIT FEES

The following table lists fees billed to Tredegar by its independent registered public accounting firm, PwC, for services rendered in fiscal years 2003 and 2004.

	2003	2004

Audit Fees	$462,908	$1,666,160

Audit-Related Fees	30,565	-0-

Tax Fees	18,901	28,636

All Other Fees	1,400	1,400

Total Fees	$513,774	$1,696,196

                Audit Fees include fees billed for services performed to comply with the standards of the Public Company Accounting Oversight Board (PCAOB), including the recurring audit of Tredegar’s consolidated financial statements and of its internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide and assistance with and review of documents filed with the Securities and Exchange Commission.

                Audit-Related Fees include fees associated with audit services not required by statute or regulation.

                Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning and assistance.

                All Other Fees include software licensing for online accounting research.

The Audit Committee has concluded the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditors’ independence.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Audit Committee has appointed PwC as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2005, and has further directed that management submit such appointment of PwC for ratification by the shareholders at the annual meeting. Representatives of PwC are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                Shareholder ratification of the Audit Committee’s appointment of PwC as Tredegar’s independent registered public accounting firm is not required by Tredegar’s By-laws or otherwise. If the shareholders fail to ratify the appointment, the Audit Committee will take such failure into consideration in future years. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Tredegar and its shareholders.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS TREDEGAR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

CORPORATE GOVERNANCE

Board of Directors

                Tredegar’s Board is currently comprised of eleven directors, six of whom have been determined by the Board to be independent under the corporate governance listing standards of the New York Stock Exchange and Tredegar’s Governance Guidelines (see “Tredegar’s Board of Directors” above). The Board has also affirmatively determined that, assuming there is no change in circumstances, Mr. Horst R. Adam is independent under the New York Stock Exchange listing standards and Tredegar’s Governance Guidelines. Following the 2005 annual meeting of shareholders (assuming Mr. Adam is elected), Tredegar’s Board will be comprised of nine directors, five of whom would meet the above independence standards. The primary mission of the Board is to represent and protect the interests of Tredegar’s shareholders. Tredegar’s Board has an active Chairman whose duties and responsibilities are separate and distinct from those of the Chief Executive Officer. The responsibilities of the Board’s standing committees are addressed separately in this proxy statement.

                In addition to charters for each of the Board’s standing committees, Tredegar’s corporate governance structure is enhanced with a set of Governance Guidelines and a comprehensive Code of Conduct, each as described below.

Code of Conduct

                Tredegar’s Code of Conduct applies to all of Tredegar’s officers, employees and directors, including its chief executive officer, chief financial officer, chief accounting officer and controller. Tredegar has always conducted its business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to its businesses is fundamental to Tredegar. Equally important are honesty, integrity and fairness in its business operations and in its dealings with others. Diligently applying these standards makes good business sense and allows Tredegar to earn the trust and respect of its shareholders, employees, customers, suppliers, regulators and the communities in which Tredegar operates. Tredegar has provided employees, customers and suppliers with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline provided by a third-party vendor. The Code of Conduct reflects the foregoing principles.

                Tredegar intends to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from any provision of the Code of Conduct applicable to Tredegar’s chief executive officer, chief financial officer, chief accounting officer or controller by posting such information on Tredegar’s website at www.tredegar.com.

Governance Guidelines

                The Board has also adopted a set of Governance Guidelines that reflect Tredegar’s governance principles and its long-standing commitment to maintaining high corporate governance standards.

                The Nominating and Governance Committee is responsible for periodically reviewing the Governance Guidelines and the Code of Conduct and for considering and, as necessary, making recommendations on governance issues that should be addressed by the Board.

                Tredegar’s Governance Guidelines, Code of Conduct and the Charter of each of the Audit, Executive Compensation and Nominating and Governance Committees are available on Tredegar’s website at www.tredegar.com. Copies are also available in print to any shareholder upon request by directing the request to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary.

STOCK OWNERSHIP

                Below is information on the beneficial ownership of Tredegar common stock by the directors, nominees and the executive officers named in the Summary Compensation Table as of February 1, 2005. The table also shows the beneficial ownership of all directors and executive officers of Tredegar as a group as of February 1, 2005.

Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class(a)

	Outstanding	Options

Directors, Nominees and
Certain Executive Officers(b)
Horst R. Adam	—	—	—	—
Austin Brockenbrough, III	55,400	900	23,294	79,594	(c)
Thomas G. Cochran	17,076	69,000	5,268	91,344
Phyllis Cothran	18,500	900	—	19,400
Donald T. Cowles	1,700	—	—	1,700
D. Andrew Edwards	15,703	111,500	—	127,203
Richard W. Goodrum	357,811	900	—	358,711
Floyd D. Gottwald, Jr	3,290,147	900	118,345	3,409,392	(d)	8.83%
John D. Gottwald	1,913,437	230,250	729,333	2,873,020	(e)	7.39%
William M. Gottwald	114,081	900	625,422	740,403	(f)	1.92%
Richard L. Morrill	5,400	900	—	6,300
Norman A. Scher	241,165	215,000	180	456,345		1.17%
Thomas G. Slater, Jr	3,400	900	3,200	7,500	(g)
W. Hildebrandt Surgner, Jr	9,874	20,000	—	29,874
Nancy M. Taylor	53,884	115,000	—	168,884
R. Gregory Williams	5,900	—	1,100	7,000	(h)
Management
All directors, nominees
and executive officers as a	6,155,737	832,550	1,506,288	8,481,069	(k)	21.49%
group (19)(i)(j)

                (a)   Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.

                (b)   Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

                (c)   Austin Brockenbrough, III, disclaims beneficial ownership of 23,294 shares of Tredegar common stock.

                (d)   Floyd D. Gottwald, Jr., disclaims beneficial ownership of 118,345 shares of Tredegar common stock.

                (e)   John D. Gottwald disclaims beneficial ownership of 185,211 shares of Tredegar common stock. As more fully discussed under “Compensation of Directors,” John D. Gottwald will also be awarded 12,000 shares of Tredegar common stock on August 31, 2005, so long as he continues his service as Chairman through such date. The shares may be awarded earlier if Mr. Gottwald dies or becomes disabled or if there is a change of control of Tredegar.

                (f)    William M. Gottwald disclaims beneficial ownership of 173,078 shares of Tredegar common stock.

                (g)   Thomas G. Slater, Jr., disclaims beneficial ownership of 3,200 shares of Tredegar common stock.

                (h)   R. Gregory Williams disclaims beneficial ownership of 1,100 shares of Tredegar common stock.

                (i)    The directors, nominees and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,” which are held by or jointly with spouses, by children or in partnerships or trusts. Any shares of Tredegar common stock held under Tredegar’s benefit plans for any director, nominee or executive officer are included in the number of shares over which that person has sole voting or investment power. Shares held by the trustees of those plans for other employees are not included. See Note (e) to the table “Security Ownership of Certain Beneficial Owners” that follows.

                (j)    Two directors, Messrs. John D. Gottwald and William M. Gottwald, share voting and investment power for 13,506 shares. This overlap in beneficial ownership has been eliminated in calculating the number of shares and the percentage of class owned by Management.

                (k)    The table does not include some of the shares owned by the adult children of Floyd D. Gottwald, Jr. Floyd D. Gottwald, Jr., and John D. Gottwald may be considered a “group” under Section 13(d) of the Securities Exchange Act of 1934, and the shares owned or attributed to them and their children are reported in the table “Security Ownership of Certain Beneficial Owners” that follows. If all of those shares were included in the table above, the total number of shares held by Management would be 9,369,179 and 23.74% of total shares outstanding.

                The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known to Tredegar that beneficially owned more than 5% of the shares of Tredegar’s common stock on February 1, 2005.

Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares of Common Stock		Percent of Class

Floyd D. Gottwald, Jr., and John D. Gottwald (a) 330 South Fourth Street Richmond, VA 23219	7,897,419	(b)(c)	20.32%

Bruce C. Gottwald 330 South Fourth Street Richmond, VA 23219	2,287,055	(d)	5.92%

Frank Russell Trust Company, as Trustee for the Tredegar Corporation Retirement Savings Plan 909 A Street Tacoma, WA 98402	2,974,757	(e)	7.70%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,610,900		6.76%

                (a)  Floyd D. Gottwald, Jr., and John D. Gottwald (the “Gottwalds”), together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

                (b)  The Gottwalds, individually or together, have sole voting and investment power over all of the shares of Tredegar common stock disclosed except for 2,466,382 shares held by their respective wives and children, and in trusts, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., are included in the group holdings of the Gottwalds.

                (c)  This amount includes 241,173 shares of Tredegar common stock owned of record by Frank Russell Trust Company, Tacoma, Washington (the “Trustee”), as trustee of the Tredegar Corporation Retirement Savings Plan (the “Tredegar Savings Plan”), for the benefit of John D. Gottwald. This amount does not include shares held by the Trustee of the Tredegar Savings Plan for the benefit of other employees.

                (d)  This amount does not include shares owned by the adult children of Bruce C. Gottwald.

                (e)  This amount includes 241,173 shares of Tredegar common stock owned of record by the Trustee of the Tredegar Savings Plan for the benefit of John D. Gottwald. Shares of Tredegar common stock held under the Tredegar Savings Plan are voted by the Trustee according to instructions obtained from employees participating in the plan. If a participating employee does not give the Trustee voting instructions, his or her shares are voted by the Trustee according to the Board’s recommendations to the shareholders (as long as doing so is consistent with the Trustee’s fiduciary duties). Because members of the Gottwald family are directors and the largest shareholders of Tredegar, they may be considered to be “control persons” of Tredegar and have the ability to control the recommendations of the Board.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

                This table shows information on compensation paid by Tredegar to the Chief Executive Officer and the four other highest paid executive officers for their services to Tredegar for the fiscal years ended December 31, 2004, 2003 and 2002, respectively.

                                                                            Summary Compensation Table

Name and Principal Position	Annual Compensation			Long-Term Compensation Awards

	Year	Salary ($)(a)	Bonus ($)	Restricted Stock Award ($)(b)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)

Norman A. Scher President and Chief Executive Officer	2004	426,400	50,000	195,300	-0-	24,503(c)
	2003	426,400	-0-	-0-	-0-	39,725(c)
	2002	414,100	-0-	-0-	35,000	21,928(c)

W. Hildebrandt Surgner, Jr. (d) Vice President, General Counsel and Secretary	2004	250,000	25,000	111,600	-0-	11,685(e)
	2003	250,000	-0-	-0-	-0-	20,000(e)
	2002	10,417	25,000	-0-	20,000	-0-

Nancy M. Taylor Senior Vice President, Strategy and Special Projects	2004	234,833	25,000	111,600	-0-	13,461(f)
	2003	228,800	-0-	-0-	-0-	22,841(f)
	2002	220,000	-0-	-0-	20,000	11,267(f)

D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer	2004	233,566	25,000	111,600	-0-	12,893(g)
	2003	229,015	-0-	-0-	-0-	21,006(g)
	2002	220,000	-0-	-0-	20,000	11,283(g)

Thomas G. Cochran Vice President and President, Tredegar Film Products	2004	216,525	20,000	111,600	-0-	11,833(h)
	2003	213,771	-0-	-0-	-0-	19,366(h)
	2002	200,000	41,192	-0-	20,000	10,016(h)

                (a)  As described in the Executive Compensation Committee Report on Executive Compensation, there were no salary increases in 2004 for the named executive officers (except for an increase related to promotion and increased responsibilities that occurred during 2004). Other apparent increases in base salary between 2003 and 2004 relate to the timing of 2003 salary increases. Each named executive officer received an increase in salary in 2005, based on 2004 performance, as more fully described in the “Executive Compensation Committee Report on Executive Compensation” below.

                (b)  Reflects the value of shares of restricted stock granted on March 18, 2004, based on the closing price on the NYSE of $13.95 per share of Tredegar common stock on that date. The restricted stock will vest on March 18, 2009, but is subject to accelerated vesting on the second and third anniversaries of the date of grant if certain pre-determined performance targets are satisfied and as long as the named executive officer continues to be employed by Tredegar. Dividends on the shares of restricted stock are included under “All Other Compensation.” As of December 31, 2004, Mr. Norman A. Scher held 14,000 shares of restricted stock having an aggregate value of $282,940, based on a closing market price on the NYSE of $20.21 per share of Tredegar common stock on that date, and each of the other named executive officers held 8,000 shares of restricted stock having an aggregate value of $161,680, based on a closing market price on the NYSE of $20.21 per share of Tredegar common stock on that date.

                (c)  Matching contributions under the Tredegar Corporation Retirement Savings Plan (the “Savings Plan”) ($10,250 for 2004 and $10,000 for each of 2003 and 2002) and credit under the Savings Plan Benefit Restoration Plan (the “SPBR Plan”) ($12,548 for 2004, $12,669 for 2003 and $11,928 for 2002) and all other compensation. Also includes a lump sum pay-for-performance award for 2003 in the amount of $17,056, which payment was in lieu of a base salary increase for 2004, and dividend payments on unvested restricted stock.

                (d)  Mr. Surgner was hired on December 16, 2002.

                (e)  Matching contribution under the Savings Plan ($10,250 for 2004 and $10,000 for 2003) and credit under the SPBR Plan ($450 for 2004) and all other compensation. Also includes a lump sum pay-for-performance award for 2003 in the amount of $10,000, which payment was in lieu of a base salary increase for 2004, and dividend payments on unvested restricted stock.

                (f)  Matching contributions under the Savings Plan ($10,033 for 2004 and $10,000 for each of 2003 and 2002) and credit under the SPBR Plan ($2,443 for 2004, $2,161 for 2003 and $1,267 for 2002) and all other compensation. Also includes a lump sum pay-for-performance award for 2003 in the amount of $10,680, which payment was in lieu of a base salary increase for 2004, and dividend payments on unvested restricted stock.

                (g)  Matching contributions under the Savings Plan ($9,732 for 2004 and $10,000 for each of 2003 and 2002) and credit under the SPBR Plan ($2,176 for 2004, $1,663 for 2003 and $1,283 for 2002) and all other compensation. Also includes a lump sum pay-for-performance award for 2003 in the amount of $9,343, which payment was in lieu of a base salary increase for 2004, and dividend payments on unvested restricted stock.

                (h)  Matching contributions under the Savings Plan ($9,022 for 2004 and $10,000 for each of 2003 and 2002) and credit under the SPBR Plan ($1,826 for 2004, $705 for 2003 and $16 for 2002) and all other compensation. Also includes a lump sum pay-for-performance award for 2003 in the amount of $8,661, which payment was in lieu of a base salary increase for 2004, and dividend payments on unvested restricted stock.

Stock Options and SARs

                There were no stock options or SARs granted to any of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2004.

                The following describes the options exercised by the executive officers named in the Summary Compensation Table during 2004 and the year-end value of all unexercised stock options and SARs held by those executive officers.

Aggregated Option/SAR Exercises
In Last Fiscal Year And FY-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($),(a)

Name	Shares Acquired On Exercise (#)	Value Realized ($)(b)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Norman A. Scher	29,250	353,353	215,000/0	551,450/0

W. Hildebrandt Surgner, Jr	-0-	-0-	20,000/0	113,000/0

Nancy M. Taylor	21,870	259,868	115,000/0	284,300/0

D. Andrew Edwards	-0-	-0-	111,500/0	228,160/0

Thomas G. Cochran	-0-	-0-	69,000/0	123,175/0

                (a)  Based on the closing market price on the NYSE of $20.21 per share of Tredegar common stock on December 31, 2004.

                (b)  “Value Realized” should not be interpreted to mean that the shares of Tredegar common stock acquired upon exercise have been sold.

Retirement Benefits

                All of the executive officers named in the Summary Compensation Table participate in the Tredegar Corporation Retirement Income Plan (the “Pension Plan”). The Pension Plan’s typical retirement benefit equals 1.1% of the participant’s final average earnings (as defined in footnote (c) to the table that follows) up to his or her Social Security covered compensation, multiplied by his or her years of pension benefit service, plus 1.5% of final average earnings in excess of covered compensation, multiplied by his or her years of pension benefit service. There is no deduction for Social Security benefits. Estimated annual benefits under the Pension Plan upon retirement at age 65, determined as of December 31, 2004, to persons with specified earnings and years of pension benefit service are set forth in the table that follows.

                The Internal Revenue Code limits (a) the annual retirement benefit that may be paid under the Pension Plan and (b) the earnings that may be used in computing a benefit. The maximum benefit and earnings limitations are adjusted each year to reflect changes in the cost of living. For 2004, the maximum benefit limitation was $160,350 (based on a five-year certain and life annuity payable at age 65) and the earnings limitation was $205,000.

                Mr. Scher also participates in the Tredegar Corporation Retirement Benefit Restoration Plan (the “Restoration Plan”). The Restoration Plan restores benefits that cannot be paid under the Pension Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. The benefit payable under the Restoration Plan is calculated by subtracting the amount that would have been payable under the Pension Plan if not for the Internal Revenue Code limitations and the amount actually payable under the Pension Plan.

Pension Plan Table
 (Estimated Annual Benefits Payable at Retirement(a)(b))

Remuneration (Final Average Earnings)(c)	Years of Service(d)

	10	15	20	25	30	35	40

$125,000	16,899	25,348	33,797	42,247	50,696	59,145	67,595
150,000	20,649	30,973	41,297	51,622	61,946	72,270	82,595
175,000	24,399	36,598	48,797	60,997	73,196	85,395	97,595
200,000	28,149	42,223	56,297	70,372	84,446	98,520	112,595
225,000	31,899	47,848	63,797	79,747	95,696	111,645	127,595
250,000	35,649	53,473	71,297	89,122	106,946	124,770	142,595
300,000	43,149	64,723	86,297	107,872	129,446	151,020	172,595
350,000	50,649	75,973	101,297	126,622	151,946	177,270	202,595
400,000	58,149	87,223	116,297	145,372	174,446	203,520	232,595
450,000	65,649	98,473	131,297	164,122	196,946	229,770	262,595
500,000	73,149	109,723	146,297	182,872	219,446	256,020	292,595

                                (a) The estimated benefits assume retirement at age 65 and payment for the lifetime of the participant, with five years of payments guaranteed (the normal form of payment under the Pension Plan and the Restoration Plan). The table assumes reaching age 65 in 2004 and covered compensation of $46,284.

                                (b) The estimated benefit set forth in the table was determined using the Internal Revenue Code limitation on earnings that may be used in computing a benefit. The earnings limitation is subject to a transition rule that preserves benefits accrued as of December 31, 1993 based on higher compensation levels. Mr. Scher has an annual accrued benefit of $13,571 under that transition rule.

                                (c) Final average earnings is the average of the highest three consecutive calendar years’ earnings (base earnings plus 50% of incentive bonuses) during the ten consecutive years immediately preceding the date of determination. As of December 31, 2004, the final average earnings under the Pension Plan for each of the executive officers named in the Summary Compensation Table are as follows: Norman A. Scher, $201,667; Nancy M. Taylor, $201,667; D. Andrew Edwards, $201,667; and Thomas G. Cochran, $201,667. W. Hildebrandt Surgner, Jr., was hired on December 16, 2002 and therefore does not have three full calendar years of compensation. As of December 31, 2004, the final average earnings considered under the Restoration Plan for Mr. Scher was $427,985.

                                (d) The years of pension benefit service for each of the executive officers named in the Summary Compensation Table are: Norman A. Scher, 15; W. Hildebrandt Surgner, Jr., 2; Nancy M. Taylor, 13; D. Andrew Edwards, 12; and Thomas G. Cochran, 9.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                Tredegar’s Executive Compensation Committee (the “Committee”) is comprised of three directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of the current New York Stock Exchange listing standards and Tredegar’s Governance Guidelines). No Committee member is a current or former employee of Tredegar or any of its subsidiaries. The Committee’s role is to review and approve practices and policies related to compensation primarily for executive officers, including those officers listed in this proxy statement.

Compensation Philosophy

                The Committee’s philosophy is that executive compensation plans should be designed and administered to attract, motivate and retain highly qualified executives. Base salaries are targeted at competitive market levels and any incentives are linked closely to financial performance and enhanced shareholder value. Tredegar maintains a strong pay-for-performance culture, where a significant portion of executive compensation is linked to performance. This emphasis on at-risk compensation supports Tredegar’s goal to control fixed costs, which is critical to Tredegar’s continued success. Tredegar’s executive compensation program consists of the core elements described below.

Base Salaries

                In determining base salaries, Tredegar identifies a reasonable range around the median for comparable executive positions in a comparison group of companies. Officer salaries are generally set within this range based on individual performance and experience. Annual salary increases are determined based on a variety of factors including average increases in comparison companies, individual performance, competitiveness of the officer’s salary, Tredegar’s financial condition and operating results, and other variable components of compensation.

                There were no salary increases in 2004 other than an increase associated with the promotion of and increased responsibilities for a named executive officer that occurred during 2004. Certain executives, including the Chief Executive Officer (CEO) and Tredegar’s named executive officers listed in this proxy statement, received a lump sum payment in lieu of salary increases. On February 4, 2005, the Committee approved increases in base salaries for 2005, effective as of March 1, 2005, for the CEO and other named executive officers. These increases were based upon a review of individual 2004 performance and competitive market data. These adjustments were deemed appropriate by the Committee in light of each officer’s current compensation as compared to the market median for comparative positions, tenure in office and other considerations.

                The comparison group for compensation is not the same as the published industry index that appears in the performance graph of this proxy statement because the index companies are not necessarily direct competitors for executive talent. Comparison companies are chosen, and information on pay evaluated, with the assistance of independent consultants.

Annual Incentives

                Historically, incentive awards for corporate executives were discretionary with the potential for awards tied to the overall financial performance and financial condition of the organization. In the past, the

Committee determined operating company executives’ incentives based upon actual performance of such executives’ respective businesses versus pre-established operating company goals.

                There were no annual incentives awarded to the CEO or any other corporate executives in 2003 or 2004, with the exception of the President of Tredegar’s Film Products operating company who is also a corporate executive. The awards paid to the CEO and other named executive officers in 2005 (as disclosed in the Summary Compensation Table) were discretionary based upon 2004 individual performance and the 2004 financial and operating results of Tredegar and its operating companies.

                Tredegar adopted an annual incentive compensation plan for 2005 (payable in early 2006) for executive officers and certain other key employees of Tredegar and its subsidiaries (the “Cash Incentive Plan”). The Cash Incentive Plan provides for an annual cash incentive payment based upon Tredegar’s attainment of annual financial performance targets as well as subjective factors related to the individual participant’s performance. The Committee reviewed the annual financial targets for the Cash Incentive Plan as part of its review and approval of the Cash Incentive Plan.

                Corporate level executive officers and certain other corporate level employees can earn incentive payments under the Cash Incentive Plan on the basis of 2005 aggregate segment operating profit for ongoing manufacturing operations (net of corporate expenses). Operating company executive officers and employees can earn incentive payments on the basis of 2005 segment operating profit for ongoing operations (aluminum business or films business, as applicable). In all cases, progress against specific individual performance objectives established pursuant to Tredegar’s pay-for-performance compensation program is included in the determination of an executive’s or employee’s ability to earn incentive payments under the Cash Incentive Plan.

                For 2005, each executive officer (including the CEO and the other named executive officers listed in this proxy statement) can earn a cash performance incentive payment. Payments would be in amounts between 0% and 52.5% of the midpoint salary associated with such executive’s grade level, except for the CEO where payments would be in an amount between 0% and 52.5% of his base salary as there is no salary range for Tredegar’s CEO position (which the Committee believes is compensated at a level below median). In the event the minimum 2005 performance targets are met, the applicable payments will equate to 17.5% of base salary in the case of the CEO, and 17.5% of the midpoint salary associated with an executive’s grade level in the case of the other named executive officers. The Cash Incentive Plan also contemplates the possibility of the payment of additional discretionary awards to named executive officers, but only where individual performance warrants consideration of such additional amounts.

Long-Term Incentives

                Long-term incentives, primarily equity-based awards, are an important element of Tredegar’s compensation program. We believe these awards better align the interests of executives and employees with those of shareholders.

                In March 2004, the Committee granted equity awards under Tredegar’s Amended and Restated Incentive Plan (the “Amended Plan”) in the form of restricted stock to Tredegar’s executives and certain employees of Tredegar’s operating companies. The grant-date value of these restricted stock awards granted under the Amended Plan is reflected as compensation expense over the vesting period in Tredegar’s financial statements. The restricted stock awards vest five years from the award date, but permit accelerated vesting on the second and third anniversaries of the award date if pre-determined performance goals are achieved.

                Also in March 2004, the Committee granted equity awards under the Amended Plan in the form of stock options to various employees of Tredegar and its subsidiaries. In 2004, 348,425 options were granted to 668 employees. None of Tredegar’s executives was granted a stock option award in 2004. No further awards have been or will be made under the Amended Plan.

                The 2004 Equity Incentive Plan, approved by Tredegar’s shareholders at the 2004 annual meeting of shareholders (the “2004 Plan”), allows for the granting of stock options, restricted stock, stock appreciation rights and other equity awards based on Tredegar’s common stock as well as performance based long-term incentive cash awards. We believe long-term incentives, such as those permitted by the 2004 Plan, promote Company success by focusing employee efforts on achieving performance goals over multiple-year periods.

                The 2004 Plan reserved 2,000,000 shares for use by the Committee in providing equity-based long-term incentive awards to executive officers, employees, and other individuals providing valuable services to Tredegar or its subsidiaries. As of January 31, 2005, 1,992,500 shares remain available for future grant under the 2004 Plan. In addition, to recognize the different economic impact of certain option awards and non-option awards, no more than 600,000 shares (30% of the shares reserved) may be granted under the 2004 Plan in the form of non-option awards.

                Also in 2004, the Committee adopted a share retention policy for Company executives and certain employees that requires 50% of all net shares received from compensatory arrangements to be held by the executive (subject to limited exceptions for sales to meet unforeseeable personal or family needs) until the earliest of (a) three years from the date the shares are acquired, (b) termination of employment, or (c) normal retirement. This policy lengthens the relevant performance horizon for executive rewards and minimizes any potential short-term gains associated with market timing.

CEO Compensation

                Mr. Scher’s 2004 annual base salary was unchanged from his base salary as in effect at the end of 2003, remaining at $426,400. Mr. Scher did not receive an annual incentive award in 2004, but did receive a lump sump payment (based on 2003 performance) in the amount of $17,056 in lieu of a base salary increase. Also in 2004, Mr. Scher received an equity award in the form of 14,000 shares of restricted stock. These shares do not vest until March 18, 2009, but may vest earlier if certain pre-determined performance goals are achieved or in the event Mr. Scher retires on or after the second anniversary of the date of grant.

                Effective March 1, 2005, the Committee increased Mr. Scher’s salary by 3% to $439,192. The Committee believes Mr. Scher’s salary remains below the median for the comparison group. The Committee also awarded to Mr. Scher in 2005 an annual discretionary incentive payment of $50,000 based on 2004 performance.

                In determining Mr. Scher’s base salary and other compensation, the Committee considers the factors described under “Base Salaries” above as well as other corporate goals and objectives and Mr. Scher’s performance against those goals and objectives. The Committee considered a number of factors, including Tredegar’s performance in areas such as financial and operational results, development and implementation of strategy, and financial planning and controls. In making these determinations, the Committee reviewed all components of Mr. Scher’s compensation, including base salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains and the dollar value to Mr. Scher and the cost to Tredegar of all perquisites and other personal benefits received. Based on its review, the Committee believes Mr. Scher’s compensation is reasonable and not excessive.

Corporate Tax Considerations

                The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of the CEO or the next four most highly-compensated officers of Tredegar. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

                The Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs, but reserves the right to award compensation that is not deductible under 162(m) if it is determined to be in the best interests of Tredegar and its shareholders. At the present time, Tredegar is not at risk of losing a deduction under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

Executive Compensation Committee:

                Austin Brockenbrough, III, Chairman
                Phyllis Cothran
                Richard L. Morrill

February 4, 2005

EQUITY COMPENSATION PLAN TABLE

The following table summarizes information with respect to equity compensation plans under which equity securities are authorized for issuance, as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders[1]	2,661,990	$22.01	2,030,300

Equity compensation plans not approved by security holders	—	—	—

Total	2,661,990	$22.01	2,030,300

[1] Includes shares issuable pursuant to options issued under both the 2004 Equity Incentive Plan and the Directors Stock Plan.

COMPARATIVE COMPANY PERFORMANCE

                The following graph compares cumulative total shareholder returns for Tredegar, the Russell 2000 Index and the S&P SmallCap 600 Stock Index (an index comprised of companies with market capitalizations similar to Tredegar’s market capitalization) since December 31, 1999. Tredegar is part of both the Russell 2000 Index and the S&P SmallCap 600 Stock Index. The comparison assumes $100 was invested on December 31, 1999, with dividends reinvested.

	Fiscal Year Ended December 31

	1999	2000	2001	2002	2003	2004

TREDEGAR	100	85	93	74	78	102
S&P SMALLCAP 600	100	112	119	102	141	169
RUSSELL 2000	100	97	99	79	116	138

DIRECTOR NOMINATING PROCESS AND SHAREHOLDER PROPOSALS

The Nominating and Governance Committee

                Tredegar has a Nominating and Governance Committee, the Charter of which describes the Committee’s responsibilities, including identifying, recruiting and recommending director candidates for nomination by the Board. Tredegar’s Governance Guidelines also contain important information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating the director candidates. The Nominating and Governance Committee Charter and the Governance Guidelines are published on Tredegar’s website at www.tredegar.com. Copies are also available in print to any shareholder upon request by directing the request to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary.

                All members of the Nominating and Governance Committee are independent, as defined under the general independence standards of the New York Stock Exchange listing standards. Furthermore, the Governance Guidelines require that all members of the Nominating and Governance Committee be independent.

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates

                The Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Governance Guidelines. The Nominating and Governance Committee evaluates all candidates’ qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of the Board’s needs.

Director Candidate Recommendations and Nominations by Shareholders

                 The Nominating and Governance Committee’s Charter provides that the Nominating and Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominating and Governance Committee through the method described under “Communications with the Board of Directors” below.

                In addition, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board so long as such shareholder complies with the requirements set forth in the applicable provisions of our amended and restated By-laws and summarized in “Shareholders’ Proposals” below.

                There are no differences in the manner in which the Nominating and Governance Committee evaluates director candidates based on whether the candidates are recommended by shareholders.

Sources for New Nominees

                Messrs. Norman A. Scher and R. Gregory Williams are directors standing for election. Mr. Horst R. Adam was nominated for election by the Nominating and Governance Committee based upon such Committee’s evaluation of Mr. Adam’s qualifications and the recommendation of a non-management director. Tredegar did not utilize any third party search firms to assist in identifying potential director candidates during 2004.

                The Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2004.

Communications with the Board of Directors

                The Board unanimously has approved a process for shareholders to send communications to the Board and individual directors. Shareholders can communicate in writing to the Board and, if applicable, any Board Committee or specified individual directors by either mailing communications c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by sending an e-mail to the following address: directors@tredegar.com. As noted elsewhere in this proxy, shareholders may use these same means to communicate with non-management directors, individually or as a group. Communications will be forwarded to the intended recipient(s), although Tredegar screens mail for security purposes.

Director Attendance at Annual Meeting of Shareholders

                Our policy is that directors attend the annual meeting of shareholders. All of our directors attended the 2004 annual meeting of shareholders.

**********************************

SHAREHOLDERS’ PROPOSALS

                The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2006 annual meeting of shareholders to present the proposal to Tredegar at our principal office in Richmond, Virginia, no later than November 24, 2005. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

        Article I, Section 8 of our amended and restated By-laws also require any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to the Corporate Secretary of Tredegar no later than 90 days in advance of an annual meeting. The notice must contain:

•	a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting,

•	the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business, and

•	any material interest of the shareholder in such business.

        In addition, Section 5 of Article II of our amended and restated By-laws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of Tredegar not later than:

•	90 days in advance of an annual meeting, or

•
with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of a special meeting of shareholders is first given to shareholders.

Each notice shall set forth:

•	As to the shareholder giving the notice:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

•
a representation that the shareholder is a holder of record of Tredegar stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

•	As to each person whom the shareholder proposes to nominate for election as a director:

•	the name and address of the person or persons to be nominated,

•
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the Securities and Exchange Commission’s proxy rules, had the nominee been nominated, or intended to be nominated, by the Board, and

•	the consent of each nominee to serve as a director if so elected.

In order for a shareholder to bring other business before a shareholders meeting, we must receive timely notice within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business,

•
a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, and

•	any material interest of such shareholder in such business.

                These requirements are separate from the requirements of the Securities and Exchange Commission that a shareholder must meet to have a proposal included in our proxy statement.

                The amended and restated By-laws are available on our website at www.tredegar.com. We will also furnish any shareholder a copy of our amended and restated By-laws without charge upon written request to the Corporate Secretary. We filed a copy of our amended and restated By-laws as Exhibit 3 to our Quarterly Report on Form 10-Q, for the quarter ended June 30, 2003, and it is available at our website at www.tredegar.com and on the Securities and Exchange Commission website (www.sec.gov).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

                Based solely on its review of the copies of the forms prescribed by Section 16(a) of the Securities Exchange Act of 1934, as amended, received by Tredegar, or written representations from certain reporting persons that no Forms 5 were required for those persons, Tredegar believes that all of its Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2004, other than the following officers of Tredegar: Thomas G. Cochran, Tammy H. Cummings, D. Andrew Edwards, Michael W. Giancaspro, Norman A. Scher, Larry J. Scott, W. Hildebrandt Surgner, Jr., and Nancy M. Taylor, who each did not timely report the shares of restricted stock granted to them on March 18, 2004 due to an oversight regarding the accelerated filing requirements. Each such officer has since reported his or her receipt of such restricted stock on a Form 4. Ms. Cummings also did not timely report an acquisition of shares on May 21, 2004 by her husband. Ms. Cummings has since reported this transaction on a Form 4.

ANNUAL REPORT ON FORM 10-K

                Tredegar will provide without charge to each person to whom this proxy statement has been delivered, on the written request of any such person, a copy of Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and financial statement schedules. Requests should be directed to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary. A list of exhibits to the Form 10-K, showing the cost of each, will be delivered with the copy of the Form 10-K. Any of the exhibits will be provided upon payment of the charge noted on the list.

BENEFICIAL OWNERS

                Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner may request a separate copy of this proxy statement or the Annual Report on Form 10-K by contacting Tredegar’s Corporate Secretary in writing at 1100 Boulders Parkway, Richmond, Virginia, 23225 or by telephone at (804) 330-1144. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting Tredegar’s Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS

                The Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement. However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

W. Hildebrandt Surgner, Jr., Secretary

Annex A TREDEGAR CORPORATION Independence Determination Guidelines A director shall not be independent if he or she satisfies any one or more of the following criteria:

1.
A director who is, or who has been within the last three years, an employee of Tredegar, or whose immediate family member is, or has been within the last three years, an executive officer, of Tredegar.

2.
A director who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Tredegar (excluding director and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).

3.
(A) A director who is or whose immediate family member is a current partner of a firm that is Tredegar’s internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Tredegar’s audit within that time.

4.
A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Tredegar’s present executives at the same time serves or served on that company’s compensation committee.

5.
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Tredegar for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

The Board shall also consider a director’s charitable relationships. A director who is an officer, director, or trustee of a charitable or non-profit organization shall not be considered to have a material relationship with Tredegar that impairs the director’s independence so long as Tredegar’s contributions to the entity in any of the last three fiscal years (excluding amounts contributed by Tredegar under its employee matching gift program) are less than $100,000 or 2% of such entity’s consolidated gross revenues as reported for the last completed fiscal year (whichever is greater).

c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

Proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –
TREDEGAR CORPORATION

RETIREMENT SAVINGS PLAN

TO: Frank Russell Trust Company, Saving Plan Trustee

I hereby appoint Frank Russell Trust Company as proxy, with full power of substitution, to vote my proportionate shares of Tredegar Corporation common stock held by it for my savings plan account at the Annual Meeting of Shareholders to be held on April 28, 2005, and at any and all adjournments and postponements thereof as indicated on the reverse side.

——————————————————
Signature of Shareholder

Dated: ________________________, 2005

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTING INSTRUCTION FORM
TREDEGAR CORPORATION RETIREMENT SAVINGS PLAN

A notice and proxy statement regarding the Tredegar Corporation (“Tredegar”) 2005 Annual Meeting of Shareholders is enclosed. A copy of Tredegar’s annual report has been provided to you. As a participant in Tredegar’s savings plan, you may instruct the savings plan trustee how to vote your proportionate shares of Tredegar common stock held by the trustee in connection with the Annual Meeting. The number of shares of Tredegar common stock represented by your savings plan account is shown on the reverse side. If you wish to instruct the savings plan trustee how to vote your shares, complete this form and send it to National City Bank in the enclosed postage-paid envelope so it is received by April 15, 2005. If no instructions are received by the savings plan trustee, it will vote your savings plan shares FOR proposals 1 and 2 as contained in the proxy statement and as shown below.

Savings Plan Committee

Please fold and detach card at perforation before mailing.
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –
TREDEGAR CORPORATION	VOTING INSTRUCTION CARD

This proxy when properly executed will be voted in the manner as directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

1.	Election of Directors
Nominees: Horst R. Adam Norman A. Scher R. Gregory Williams

	FOR all nominees listed above	WITHHOLD authority to vote for all nominees listed above

To withhold authority to vote for any of such nominees, write the nominee’s name on the line provided below.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2005

FOR AGAINST ABSTAIN

In its discretion, the proxy is authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

Proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –
TREDEGAR CORPORATION Richmond, Virginia PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on April 28, 2005.

The undersigned hereby appoints D. Andrew Edwards, Norman A. Scher and W. Hildebrandt Surgner, Jr., or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 2005, and at any and all adjournments and postponements of the meeting.

——————————————————
Signature

——————————————————
Signature

Dated: ________________________, 2005

NOTE: Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Please fold and detach card at perforation before mailing.
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –
TREDEGAR CORPORATION	PROXY

This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

1.	Election of Directors
Nominees: Horst R. Adam Norman A. Scher R. Gregory Williams

	FOR all nominees listed above	WITHHOLD authority to vote for all nominees listed above

To withhold authority to vote for any of such nominees, write the nominee’s name on the line provided below.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2005

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

Until contrary notice to the Corporation, I consent to access all future proxy statements and annual reports issued by the Corporation over the Internet. E-Mail Address: ________________________________

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of Tredegar Corporation will be held on Thursday, April 28, 2005 at 9:30 a.m. EDT in the Gallery of the Jepson Alumni Center of the University of Richmond, 49 Crenshaw Way, Richmond, Virginia.

You have elected to receive Tredegar’s Annual Report and Proxy Statement electronically. These documents are now available for access and downloading at our website, www.tredegar.com. You will be receiving by mail from our transfer agent, National City Bank, your proxy card, along with a postage-paid return envelope.

Your vote is important. Please use the proxy card to vote your shares and return the completed and signed proxy card in the return envelope.

We appreciate your assistance in reducing our costs by accessing these documents electronically.